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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

STEVEN J. MALCOLM
CHAIRMAN OF THE BOARD
To the Stockholders of The Williams Companies, Inc.:
      You are cordially invited to attend the 2005 annual meeting of stockholders of The Williams Companies, Inc. on Thursday, May 19, 2005, in the Williams Resource Center Theater, One Williams Center, Tulsa, Oklahoma, commencing at 11:00 a.m., Central time. We look forward to greeting personally as many of our stockholders as possible at the annual meeting.
      The notice of the annual meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the annual meeting. At the annual meeting we will provide a report on our operations, followed by a question-and-answer and discussion period.
      Please note that for security reasons briefcases, backpacks, and other large bags are not permitted in the theater. All such items can be checked with security upon arrival at the theater.
      We know that most of our stockholders are unable to attend the annual meeting in person. We solicit proxies so that you have an opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.
      Thank you for your continued interest in our company.

Very truly yours,

Steven J. Malcolm
Enclosures
April 11, 2005

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005

Please take notice that the annual meeting of stockholders of The Williams Companies, Inc. will be held at the time and place and for the purposes indicated below.

TIME	11:00 a.m., Central time, on Thursday, May 19, 2005

PLACE	Williams Resource Center Theater
One Williams Center
Tulsa, Oklahoma

ITEMS OF BUSINESS	1. To elect four directors;

2. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2005;

3. To act on a shareholder proposal, if properly presented at the annual meeting, requesting that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders; and

4. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

RECORD DATE	You can vote and attend the annual meeting if you were a stockholder of record at the close of business on Monday, March 28, 2005.

ANNUAL REPORT	Our 2004 annual report, which includes a copy of our annual report on Form 10-K, accompanies this proxy statement.

VOTING	EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE PROMPTLY VOTE IN ONE OF THE FOLLOWING WAYS SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING:

1. CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

2. VOTE VIA THE INTERNET on the Web site shown on the proxy card; or

3. MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope.

By order of the Board of Directors,

Brian K. Shore
Secretary
Tulsa, Oklahoma
April 11, 2005

THE WILLIAMS COMPANIES, INC.
One Williams Center
Tulsa, Oklahoma 74172
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

Q:	Who is soliciting my vote?

A:	This proxy statement is furnished by The Williams Companies, Inc. in connection with the solicitation of proxies by our board of directors to be used at the 2005 annual meeting of stockholders to be held at the time and place and for the purposes set forth in the notice of annual meeting of stockholders, and at any and all adjournments of the annual meeting. Unless the context otherwise requires, all references in this proxy statement to “Williams,” the “company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

Q:	When was the proxy statement first mailed to stockholders?

A:	This proxy statement and accompanying proxy card were first mailed to stockholders on or about April 11, 2005.

Q:	Who may attend the annual meeting?

A:	You may attend the annual meeting if you were a stockholder of record of our stock at the close of business on March 28, 2005 (the record date). If a broker holds your shares, please bring a copy of your account statement or a proxy card, which you can get from your broker.

Q:	How many votes do I have?

A:	You will have one vote for every share of Williams common stock that you own on the record date. On the record date, we had 570,486,398 shares of common stock outstanding.

Q:	How do I vote my shares?

A:	Your vote is important. You may vote your shares in any one of the following ways:

• CALL THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card;

• VOTE VIA THE INTERNET on the Web site shown on the proxy card;

• MARK, SIGN, DATE AND RETURN the enclosed proxy card in the postage-paid envelope; or

• ATTEND the annual meeting: You can vote your shares in person at the annual meeting by marking the enclosed proxy card and bringing it with you.

Q:	What am I voting on?

A:	You will be voting on the following:

• Election of four directors. The nominees are:

• Ms. Juanita H. Hinshaw;

• Mr. Frank T. MacInnis;

• Mr. Steven J. Malcolm; and

• Ms. Janice D. Stoney.

• Ratification of Ernst & Young LLP as our independent auditors for 2005.

• A stockholder proposal relating to majority voting for director nominees.

• Other business properly coming before the annual meeting.

Q:	What happens when I submit my proxy card?

A:	When you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. When you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

• FOR the election of the nominees for director set forth in “Proposal 1: Election of Directors;”

• FOR the ratification of the independent auditors set forth in “Proposal 2: Ratification of Appointment of Independent Auditors;” and

• AGAINST a stockholder proposal, if properly presented at the annual meeting, requesting that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders (See “Proposal 3: Stockholder Proposal Majority Voting”).

Q:	Will additional proposals be presented, other than those included in this proxy statement?

A:	We know of no matters to be presented at the annual meeting other than those included in this notice. By signing the proxy card you are also giving authority to the persons named on the proxy card to take action on additional matters that may properly come before the annual meeting. Should any other matter requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying proxy card will vote according to their best judgment.

Q:	May I still attend the annual meeting if I don’t mail in my proxy?

A:	Yes. Be sure to bring proof of ownership. If a broker, bank or other nominee holds your shares, contact them prior to the annual meeting to obtain proof of ownership.

Q:	Can I revoke or change my vote?

A:	You may revoke or change a proxy vote in one of the following ways:

• by voting again by telephone or on the Internet;

• prior to its exercise by delivering written notice of revocation of your proxy vote to our secretary at One Williams Center, MD 41-3, Tulsa, Oklahoma 74172;

• by executing and returning a later dated proxy; or

• by attending the annual meeting and voting in person.

Q:	What are my options regarding voting for the nominated directors?

A:	You may:

• vote for the election of each director nominee; or

• withhold authority to vote for each director nominee.

Q:	What are my options regarding voting on other matters?

A:	You may:

• vote for the matter;

• vote against the matter; or

• abstain from voting on the matter.

Q:	What constitutes a quorum at the annual meeting?

A:	The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote in person at the annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining a quorum. Broker “non-votes” are shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters.

Q:	How many votes are needed to elect the director nominees?

A:	The election of the board of directors requires a plurality of the votes cast. This means that those director nominees receiving the most votes are elected, even if they receive less than a majority.

Q:	How many votes are needed to approve the company’s proposals?

A:	The company’s proposals to be voted on at the annual meeting will be decided by a majority of the votes cast by the stockholders. However, other matters that may properly come before the annual meeting may require more than a majority vote under our by-laws, the laws of the state of Delaware, our restated certificate of incorporation, or other applicable laws.

Q:	How many votes are needed to approve the stockholder proposal?

A:	The stockholder proposal to be voted on at the annual meeting will be decided by a majority of the votes cast by the stockholders.

Q:	Is my vote confidential?

A:	Yes. All votes are confidential, unless disclosure is legally necessary.

Q:	Can I vote by phone or Internet?

A:	Yes. The telephone number and Web site for voting are included on the enclosed proxy card. Voting by phone or Internet reduces our overall cost.

Q:	Who will count the vote?

A:	Votes will be counted by a representative of EquiServe Trust Company, N.A,. who will act as the inspector of elections at the 2005 annual meeting.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	The proxy card accompanying this proxy statement is solicited by our board of directors. We expect to solicit proxies in person, by telephone, or by our directors, officers, employees and agents in person or by telephone, or other electronic means. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. We expect to pay MacKenzie Partners, Inc. an estimated $15,000 in fees, plus expenses and disbursements.

Q:	Who pays the expenses associated with the proxy statement?

A:	We will pay the expenses of this proxy solicitation including the cost of preparing and mailing the proxy statement and accompanying proxy card. Such expenses may also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of our common stock.

Q:	How can I help reduce the cost of printing and mailing?

A:	You can help us reduce costs by electing to receive future proxy statements and annual reports electronically. If you vote on the Internet, you can so elect by following the prompts for enrollment in the electronic proxy delivery service.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION
      We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the Securities and Exchange Commission (SEC) under the Securities Exchange Act of 1934, as amended (Exchange Act). You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain such reports from the SEC’s Internet website at http://www.sec.gov.
      Our Internet website is http://www.williams.com. We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Director Independence Standards, Code of Ethics, Board committee charters and Code of Business Conduct are also available on our Internet website.
BOARD OF DIRECTORS
Corporate Governance
      In September 2003, our board adopted a new set of corporate governance guidelines. The corporate governance guidelines are available on our Web site at http://www.williams.com and are also attached as Appendix A to this proxy statement.
      Our board takes corporate governance very seriously and is committed to sound corporate governance practices. The board of directors has the responsibility for establishing broad corporate policies and for the overall performance of Williams. Our directors have the responsibility of evaluating and approving our business strategies and financial objectives and for monitoring their successful execution. Our directors focus on ensuring that we have the best management processes in place to run the company legally, ethically and successfully. The board is concerned about stockholder value, employee attitudes, customers, suppliers and the communities in which we operate.
      The full board met 15 times in 2004. Further, the non-management directors met six times without the chairman of the board and chief executive officer (“CEO”) present. No director attended less than 91 percent of the aggregate of the board and committee meetings held in 2004.
      During the year, the board meets with management to discuss and approve strategic plans, financial goals, capital spending and other factors critical to successful performance. A mid-year review of progress on objectives and strategies is conducted. During board meetings, directors review key issues and financial performance. The board meets privately with the CEO six times per year and meets in executive session at each board meeting and additionally as required. The board assesses CEO performance and oversees executive officer development and succession. Further, the CEO communicates regularly (at least bi-weekly) with the members of the board via e-mail or fax on important business opportunities and developments. In 2004, the board also held one of its regularly scheduled meetings at one of our field locations to further the directors’ education about our operations.
      The board and each of the board committees also conduct self-assessments.
      Our board members actively participate in board and committee meetings. Generally, materials are distributed to our board members one week in advance of each regular board meeting. To facilitate active participation, board members are expected to review the materials in advance of the meetings.
      The chairman of the compensation committee serves as the presiding director for meetings of the non-management directors. Mr. W. R. Howell currently serves as the presiding director. The presiding director also works with our chairman of the board and our secretary to establish the agenda for each board meeting.
      We have established a program for new director orientation. The orientation program includes private meetings with senior management for each business segment to ensure that the new director becomes familiar with our businesses.
      We have adopted rules of conduct that are applicable to our in-house and outside attorneys who are practicing before the Securities and Exchange Commission (“SEC”) on our behalf.

      We have also established a disclosure committee that is designed to ensure full and timely disclosure of information in all public filings.
      We believe the corporate governance guidelines and other steps taken by the board and the company help ensure sound governance practices.
Communications with Directors
      You may communicate with our directors, individually or as a group, by contacting our secretary or the presiding director. The contact information is maintained on the Investor page of our Web site at http://www.williams.com.
      The current contact information is as follows:

The Williams Companies, Inc.
One Williams Center, MD 41-3
Tulsa, Oklahoma 74172
Attn: Presiding Director

The Williams Companies, Inc.
One Williams Center, MD 41-3
Tulsa, Oklahoma 74172
Attn: Corporate Secretary

Email: brian.shore@williams.com
      All such communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to our company.
Director Attendance at Annual Meeting of Stockholders
      We have a policy regarding board member attendance at our annual meeting of stockholders. All board members are expected to attend our annual meeting of stockholders. All eleven of the then-current board members attended the 2004 annual meeting of stockholders.
Director Independence
      On November 17, 2004, the board of directors adopted a set of director independence standards. The director independence standards are available on our Web site at http://www.williams.com and attached as Appendix B to this proxy statement.
      The board of directors has affirmatively determined that each of Mr. Chapman, Ms. Hinshaw, Mr. Green, Mr. Howell, Mr. Lillis, Mr. Lowrie, Mr. Lorch, Mr. MacInnis, Ms. Stoney and Mr. Williams is an “independent director” under the current listing standards of the New York Stock Exchange (“NYSE”) and our director independence standards. In so doing, the board determined that each of these individuals met the “bright line” independence standards of the NYSE. In addition, the board considered transactions and relationships between each director and any member of his or her immediate family and the company and its affiliates and subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The board considered the fact that Mr. Howell also serves on the boards of American Electric Power Company, Inc. and ExxonMobil Corporation, each of which is a customer of ours or performs services for us. The board noted that, since Mr. Howell does not serve as an executive officer and does not own a significant amount of stock of either of these companies, these relationships are not required to be reported under the caption “Certain Relationships and Related Transactions” in this proxy statement. Accordingly, the board concluded that these relationships are not material and affirmatively determined that all of the directors mentioned above are independent. Mr. Malcolm is not considered to be independent because of his employment as an executive officer of the company.

      No member of our board of directors serves as an executive officer of any non-profit organization to which we made contributions within any single fiscal year of the preceding three years that exceeded the greater of $1 million or 2 percent of such organization’s consolidated gross revenues. Further, in accordance with the director independence standards, the nominating and governance committee determined that there were no discretionary contributions to a non-profit organization with which a director, or a director’s spouse, has a relationship that impact the directors’ independence.
Compensation of Directors
      Management directors receive no additional compensation for serving on the board or board committees. For their service beginning in May 2004 and ending prior to the 2005 annual meeting of stockholders, non-management directors received:

•	$110,000, with 50 percent paid in cash and 50 percent in our common stock;

•	a stock option grant of 6,000 shares of our common stock granted at an exercise price equal to the fair market value of our common stock on the grant date and exercisable for 10 years;

•	reimbursement for reasonable out-of-pocket expenses incurred to attend board and committee meetings; and

•	for those serving as the chairman of a committee, $5,000 for chairing the nominating and governance or finance committees and $10,000 for chairing the audit or compensation committees.
      In addition:

•	$10,000 was available as a special committee project fee for members tasked with large projects, such as a major asset sale or executive search. The entire board must approve the payment. No payments were made for such projects in 2004; and

•	the presiding director received $10,000.
      As in prior years, a director may elect to receive all or any part of the cash fees in the form of our common stock or deferred stock. Deferred stock may be deferred for any period of time. Dividend equivalents are paid on deferred stock. The director may choose to receive the equivalents in cash or in additional deferred shares.
      Non-management directors do not participate in the company’s benefit programs with the exception of the company’s matching gifts program. Under this program, the company matches monetary gifts to eligible organizations dollar-for-dollar up to $10,000 per participant, per calendar year.
      We also reimburse directors for reasonable out-of-pocket expenses for internet access.
Board Committees
      The board has established standing committees to consider designated matters. The committees of the board are audit, compensation, executive, finance, and nominating and governance. In accordance with our by-laws, the board annually elects from its members the members and the chairman of each committee. The board has determined that each of the members of the audit committee, compensation committee, finance committee, and nominating and governance committee is independent as defined by the rules of the NYSE. The following is a description of each of the committees and committee membership as of February 28, 2005.

Board Committee Membership and Number of Meetings in 2004

Nominating
and
	Audit	Compensation	Executive	Finance	Governance
	Committee	Committee	Committee	Committee	Committee

Hugh M. Chapman	●		✓		✓
William E. Green	✓			✓
Juanita H. Hinshaw	✓			✓
W. R. Howell		●	✓		✓
Charles M. Lillis	✓		✓	●
George A. Lorch		✓			✓
William G. Lowrie	✓			✓
Frank T. MacInnis		✓	✓		●
Steven J. Malcolm			●
Janice D. Stoney		✓		✓
Joseph H. Williams			✓	✓
Number of Meetings in 2004	11	6	0	7	6

●	= Chairperson

✓	= Committee Member
Information About Committees

Audit Committee
      Our board has determined that all members of the audit committee are financially literate as defined by the rules of the NYSE. The audit committee is governed by a written charter approved by the board. Among its duties and responsibilities, the audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. It also discusses our earnings press releases and our policies with respect to risk assessment and management and has certain oversight responsibilities with respect to our internal auditor. Further, information regarding the functions performed by the audit committee is set forth in the “Report of the Audit Committee” included in this proxy statement and the audit committee charter. The audit committee charter is available on our Web site at http://www.williams.com and is attached as Appendix C to this proxy statement.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
      The audit committee is responsible for appointing, setting compensation and overseeing the work of Ernst & Young LLP, our independent auditors. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by Ernst & Young LLP.
      On an ongoing basis, our management presents specific projects and categories of service to the audit committee for which advance approval is requested. The audit committee reviews those requests and advises management if the audit committee approves the engagement of Ernst & Young LLP. On a periodic basis, our management reports to the audit committee regarding the actual spending for such projects and services compared to the approved amounts. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee of one or more committee members, provided that any such pre-approvals are reported on at a subsequent audit committee meeting.
      Our audit committee’s pre-approval policy with respect to audit and non-audit services is attached as Appendix D to this proxy statement.

Audit Committee Financial Expert and Independence
      The board has determined that Ms. Juanita H. Hinshaw and Mr. Charles M. Lillis qualify as “audit committee financial experts” as defined by the rules of the SEC. All members of the audit committee are independent of management as defined by the rules of the NYSE.

Simultaneous Service on Audit Committees
      The board has determined that the simultaneous service on three public company audit committees by Ms. Juanita H. Hinshaw and Mr. Charles M. Lillis does not impair their service on our audit committee.

Compensation Committee
      The compensation committee oversees and directs the design and implementation of strategic compensation programs for our executive officers that align the interests of our executive officers with those of our stockholders.
      A copy of the governing charter of the compensation committee is available on our Web site at http://www.williams.com and is attached as Appendix E to this proxy statement. The charter provides that the compensation committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Executive Committee
      The executive committee is authorized to act for the board in the management of the business and affairs of the company, except as such authority may be limited from time to time by the laws of the state of Delaware. The executive committee did not meet in 2004.

Finance Committee
      The finance committee has the primary responsibility for overseeing appropriate alignment between our financing strategies and our business units’ operating plans and acquisitions or other investment opportunities, as well as reporting to the full board, as appropriate, that the key elements of our balance sheet are structured in a manner that allow the business units’ operating plans and investment opportunities to be executed.
      A copy of the governing charter of the finance committee is available on our Web site at http://www.williams.com and is attached as Appendix F to this proxy statement. The charter provides that the finance committee has full authority to engage independent advisors and consultants and provides for at least annual committee evaluations.

Nominating and Governance Committee
      The nominating and governance committee’s governing charter is available on our Web site at http://www.williams.com and is attached as Appendix G to this proxy statement. The charter provides that the nominating and governance committee has full authority to engage independent advisors and consultants. The nominating and governance committee is responsible for identifying and recommending candidates to fill vacancies on the board as such vacancies occur, as well as the slate of nominees for election as directors by the stockholders at each annual meeting of stockholders. Additionally, the nominating and governance committee recommends to the board the individual to be the chairman of the board and CEO. The nominating and governance committee reviews and reports to the board on a periodic basis regarding matters of corporate governance. The nominating and governance committee is responsible for reviewing annually and making recommendations to the board as to whether each non-management director is independent as defined by the NYSE and our director independence standards and otherwise qualified in accordance with applicable law or regulation. The nominating and governance committee also reviews the continuing qualifications of incumbent directors including any changes to a director’s primary activity and all board committee charters for effective corporate governance. The nominating and governance committee evaluates annually the performance of the nominating and governance committee and the board as a whole. The code of business conduct and ethics is reviewed for compliance annually and changes are recommended to the board as necessary.

Nomination of Directors
      Consideration of nominees. The nominating and governance committee considers the appropriate balance of experience, skills and characteristics that best suits our needs and the needs of our stockholders. The nominating and governance committee develops long-term board succession plans to ensure that the appropriate balance is maintained. The nominating and governance committee is committed to nominating candidates that are independent as defined by the rules of the NYSE and our director independence standards. The nominating and governance committee also seeks to ensure that each member of the audit committee meets the financial literacy requirements of the NYSE and that at least one audit committee member qualifies as an “audit committee financial expert” under the SEC’s rules.
      Qualifications of nominees. The nominating and governance committee seeks director candidates with the following qualifications:

•	an understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government and should be willing to maintain a committed relationship with the company as a director;

•	a genuine interest in representing all of the stockholders and the interest of the company overall;

•	a willingness and ability to spend the necessary time to function effectively as a director;

•	an open-minded approach to matters and the resolve to make up his or her own mind on matters presented for consideration;

•	a reputation for honesty and integrity beyond question; and

•	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation.
      Stockholder nominations. The nominating and governance committee will consider written recommendations from stockholders for director nominations. You should submit any recommendations to our secretary at One Williams Center, MD 41-3, Tulsa, Oklahoma 74172. In accordance with our by-laws, written recommendations from stockholders for director nominations for consideration at our 2006 annual meeting must be submitted between January 19, 2006 and February 18, 2006.
      The recommendation must set forth:

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
      The proposal must also set forth the following information as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or undertakings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
      The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      Identification and evaluation of nominees. The nominating and governance committee identifies candidates who meet the qualifications for selection as a nominee and possess the specific experience, skills and characteristics being sought based on input from board members and others. The nominating and governance committee has retained a search firm to assist the committee in identifying, recruiting and evaluating director candidates meeting the committee’s criteria.
      In evaluating director candidates, regardless of the source of the nomination, the nominating and governance committee will consider:

•	the current composition of the board as a whole;

•	the requisite characteristics of each candidate; and

•	the performance and continued tenure of incumbent board members.
      Director candidates are evaluated by the nominating and governance committee by reviewing all available biographical information and qualifications and checking references. Qualified candidates are interviewed by the chairman of the board and at least one member of the nominating and governance committee. Candidates may then meet with other members of the board and senior management. Using all available information, the nominating and governance committee evaluates the candidates to determine if they are qualified to serve as a director and whether they should be recommended to the full board for nomination for election by the stockholders or appointed to fill a vacancy.
      To date, the company has not received any valid stockholder recommendations for director nominees. The same evaluation process will be used by the nominating and governance committee to evaluate stockholder nominees.
PROPOSAL 1
ELECTION OF DIRECTORS
      Our restated certificate of incorporation, as amended, provides for three classes of directors of as nearly equal size as possible and further provides that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.
      Four individuals, all of whom currently serve as directors, have been nominated for election for three-year terms as directors at the annual meeting. Seven directors will continue in office to serve pursuant to their prior elections. In accordance with the recommendation of the nominating and governance committee, the board proposes that the following nominees be elected:

•	Juanita H. Hinshaw;

•	Frank T. MacInnis;

•	Steven J. Malcolm; and

•	Janice D. Stoney.
      In order to maintain balance in the three classes of directors, as required by our by-laws, Ms. Hinshaw, who was identified by an outside search firm, was appointed to the board in November 2004, and will be standing for election as a Class I director. Pursuant to our retirement policy for directors, Mr. Hugh M. Chapman will retire in conjunction with the 2005 annual meeting.
      The persons named as proxies in the accompanying proxy, who have been designated by the board, intend to vote, unless otherwise instructed in such proxy, for the election of Mesdames Juanita H. Hinshaw and Janice D. Stoney and Messrs. Frank T. MacInnis and Steven J. Malcolm. Should any nominee named herein become unable for any reason to stand for election as a director, the persons named in the proxy will vote for the election of such other person or persons as the nominating and governance committee may recommend and the board may propose to replace such nominee or, if none, the nominating and governance committee will recommend that the size of the board be reduced. We know of no reason why any of the nominees will be unavailable or unable to serve.
      The names of the nominees and the directors whose terms of office will continue after the 2005 annual meeting, their principal occupations during the past five years, other directorships held and certain other information are set forth below.
Standing for Election
Class I
Terms Expire May 2008
Juanita H. Hinshaw, Age 60
      Director since 2004. Ms. Hinshaw is the senior vice president and chief financial officer of Graybar Electric Company, Inc. She joined Graybar Electric Company in May 2000. Graybar Electric Company is an employee owned provider of electrical and telecommunications product distribution services. Prior to joining Graybar Electric Company, she was with Monsanto Company for fifteen years. She also serves on the board of directors of Insituform Technologies, Inc., IPSCO, Inc. and Graybar Electric Company, Inc.
Frank T. MacInnis, Age 58
      Director since 1998. Mr. MacInnis is chairman of the board and chief executive officer of EMCOR Group, Inc., one of the world’s largest electrical and mechanical construction and facilities management groups, and has been since 1994. Mr. MacInnis is also chairman of the board and chief executive officer of ComNet Communications, Inc. He is also a director of ITT Industries, Inc. and the Greater New York Chapter of the March of Dimes.
Steven J. Malcolm, Age 56
      Director since 2001. Mr. Malcolm was elected chief executive officer of Williams in January 2002 and chairman of the board in May 2002. He was elected president and chief operating officer of Williams in September 2001. Prior to that, he was an executive vice president of Williams since May 2001, president and chief executive officer of Williams Energy Services, LLC, a subsidiary of Williams, since December 1998 and the senior vice president and general manager of Williams Field Services Company, a subsidiary of Williams since November 1994. Mr. Malcolm also serves on the board of BOK Financial Corporation and Bank of Oklahoma N.A.
Janice D. Stoney, Age 64
      Director since 1999. Ms. Stoney retired as executive vice president of U S WEST Communications, Inc. in 1992. She also serves on the board of directors of Whirlpool Corporation and Bridges Investment Fund.

Directors Continuing in Office
Class II
Terms Expire May 2006
William E. Green, Age 68
      Director since 1998. Mr. Green is founder of William Green & Associates, a Palo Alto, California law firm and has been with the firm since 1974. He also serves as vice president, general counsel and secretary of AIM Broadcasting, LLC. He is a former trustee of Rochester Savings Bank. Mr. Green serves on the boards of Kids in Common, Inc. and Philanthropic Ventures, Inc.
W. R. Howell, Age 69
      Director since 1997. Mr. Howell is chairman emeritus of J.C. Penney Company, Inc., a major retailer. He was chairman of the board and chief executive officer of J.C. Penney from 1983 to 1996. He is a director of American Electric Power Company, ExxonMobil Corporation, Halliburton Company and Pfizer, Inc. He is also a director of Deutsche Bank Trust Corporation and Deutsche Bank Trust Company Americas, non-public wholly-owned subsidiaries of Deutsche Bank AG.
George A. Lorch, Age 63
      Director since 2001. Mr. Lorch is chairman emeritus of Armstrong Holdings, Inc. From 1996 through April 2000, he served as chairman of the board and chief executive officer of Armstrong World Industries, Inc. He served as chairman of the board and chief executive officer of Armstrong Holdings, Inc. from May to August of 2000. Mr. Lorch also serves on the boards of Pfizer, Inc., Autoliv, Inc. and HSBC North America Holdings, Inc., Armstrong World Industries, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code and filed a Plan of Reorganization in November 2002.
Class III
Terms Expire May 2007
Charles M. Lillis, Age 63
      Director since 2000. Mr. Lillis is a co-founder and principal of LoneTree Partners, a private equity investing group with headquarters in Denver, Colorado. Mr. Lillis served as the chairman of the board and chief executive officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Mr. Lillis is a director of SUPERVALU Inc., Charter Communications, Medco Health Solutions, and SomaLogic Inc.
William G. Lowrie, Age 61
      Director since 2003. Mr. Lowrie is a retired deputy chief executive officer of BP Amoco PLC, where he spent his entire 33-year career holding various positions of increasing responsibility at Amoco. Mr. Lowrie also serves on boards for Junior Achievement and The Ohio State University Foundation.
Joseph H. Williams, Age 71
      Director since 1969. Mr. Williams was chairman of the board of Williams prior to his retirement in 1994 and was an executive of Williams for more than five years.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Upon the recommendation of the audit committee, the board has appointed, subject to stockholder approval, the firm of Ernst & Young LLP as the independent auditors to audit our financial statements for calendar year 2005. The firm of Ernst & Young LLP has served us in this capacity for many years. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.
Principal Accountant Fees and Services
      Fees for professional services provided by our independent auditors for each of the last two fiscal years in each of the following categories are:

	2004	2003

	(Millions)
Audit Fees	$11.8	$6.5
Audit-Related Fees	1.0	2.1
Tax Fees:
Tax Compliance	0.1	0.1
Tax Consulting	—	0.1
All Other Fees	—	0.3

	$12.9	$9.1
      One hundred percent of the fees for services provided by our independent auditors were approved by the audit committee. We did not rely on the de minimus exception provided for by the SEC’s rules for any fee approvals.
      Fees for audit services in 2004 and 2003 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, and services performed in connection with other filings with the SEC. Additionally, audit fees for 2004 include the audit of our assessment of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees in 2004 and 2003 primarily include audits of investments and joint ventures, and audits of employee benefit plans. Additionally, audit-related fees in 2003 include audits in connection with the disposition of businesses. All other fees primarily include actuarial advisory services in early 2003 prior to a change in our outside actuarial firm.
      Tax Services. Ernst & Young LLP does not provide tax services to our executive officers.
      As required by our audit committee charter, we are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditor. Although ratification is not required by Delaware law, our articles or our by-laws, our board of directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Ernst & Young LLP is ratified, our audit committee may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.
      THE BOARD OF DIRECTORS OF WILLIAMS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS FOR 2005.

STOCKHOLDER PROPOSAL FOR 2005
PROPOSAL 3
STOCKHOLDER PROPOSAL FOR A MAJORITY VOTE STANDARD FOR BOARD ELECTIONS
      We have been advised that the Sheet Metal Workers’ National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314, intends to submit the following proposal at the annual meeting:
      “Resolved, that the shareholders of The Williams Companies, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
      “Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”
      “Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.
      “Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
      “It is our intention that the proposed majority vote standard for corporate board elections be a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.
      “We urge your support of this important director election reform.”

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL because we believe that our current plurality voting standard is well established and operates fairly in accordance with Delaware law. We also believe that we have in place an effective shareholder nomination process, as defined in this proxy statement, that addresses the concerns of the proponent.
      For many years we have had a commitment to electing strong independent boards using the plurality voting standard. In each of the last three years, each director was elected by a vote of at least 92% of the votes cast.
      We believe that the proposal was submitted to us as part of a broad-based campaign by the proponent and others to advance debate over existing voting standards under Delaware law and not out of any particular concern that the proponent may have with the composition or governance structure of our board of directors.

      The plurality voting threshold is the accepted standard for the election of directors of publicly traded companies and has been the accepted standard under Delaware law for over twenty years. The board believes that the plurality standard is fair and impartial in that it applies equally to any candidate who is nominated for election to the board of directors. Under plurality voting, the nominees that receive the most votes are elected as directors, regardless of whether the candidate is nominated by the nominating and governance committee or by a shareholder. A shareholder nominee could be elected under the plurality standard if the number of votes cast for that nominee exceeds the number of votes cast for one or more other nominees, including persons nominated by the nominating and governance committee. If the proposal were adopted, a shareholder nominee might fail to win election to the board even if the person received more votes than an incumbent director nominee, simply because the shareholder nominee failed to receive a majority of the votes cast.
      Finally, the majority vote standard advocated in the proposal would not affect the outcome of uncontested annual meeting votes to re-elect incumbent directors not opposed by another nominee. Our by-laws, consistent with the provisions of Delaware General Corporation Law, provide that directors shall hold office from the date of their election until their successors have been elected and qualified. An incumbent director who did not receive a majority of the votes cast would therefore remain in office until such director’s successor was elected and qualified. In such a circumstance, the board could seek the director’s resignation or removal. However, those are the same actions that the board may take under the existing plurality standard if an incumbent director ever experienced a high number of “withhold” votes.
      We believe that we already have in place a strong process designed to identify and propose director nominees who will serve the best interests of the company and all shareholders. Director nominees are evaluated and recommended for election by the nominating and governance committee with the assistance of an outside executive search firm. In recommending nominees, the nominating and governance committee considers a variety of factors, as described on pages 9 and 10 of this proxy statement. We have published in this proxy statement information on how shareholders can nominate directors. In light of the foregoing, we believe the existing plurality voting standard and the role of the nominating and governance committee provide an effective mechanism for electing an effective board that is committed to acting in the best interest of the shareholders and delivering long-term shareholder value.
      FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Committee Responsibilities
      The purpose of the compensation committee, as set forth in a written charter adopted by the board of directors, is to oversee and direct the design and implementation of strategic programs that align the interests of our executive officers with those of our stockholders.
      The committee is comprised of four directors, each of whom is a non-employee director, an outside director, and an independent director as defined by of Rule 16b-3 under the Exchange Act, Section 162(m) of the Internal Revenue Code of 1986, and the rules of the NYSE.

Compensation Philosophy
      The committee has adopted executive compensation programs designed to:

•	attract, retain, and motivate key talent with the leadership and skills necessary for ensuring long-term success of our company;

•	maintain an appropriate balance of short, intermediate, and long-term performance by providing fair compensation based on attaining business objectives and individual contributions to our company;

•	focus our executive officers on our company’s critical goals that translate into long-term stockholder value by placing a substantial portion of our executive officers’ total compensation “at risk” based on our long-term performance;

•	align the interests of our executives with stockholders by fostering an ownership culture though stock-based incentives; and

•	reinforce executive support of our company’s business objectives and core values.

Compensation Methodology
      Annually, the committee reviews our executive compensation programs, including change-in-control agreements and perquisites, to ensure their market-competitiveness and alignment with established business objectives. To assist in benchmarking the competitiveness of the programs, we participate in and use third-party executive compensation surveys and engage the services of executive consulting firms.

Components of Compensation
      In setting the level of each executive compensation component (base salary, annual incentives, and long-term incentives), the committee considers each executive officer’s total compensation package. The mix of components varies each year based on competitive market requirements and strategic business needs and seeks to balance the short- and long-term components of total compensation.
      Base Salary. Base salary is designed to compensate executive officers for their scope of responsibility, experience, sustained individual performance, and contributions to our company. Based on an analysis of our executive officers’ base salaries in early 2004, we increased the base salary of three of our executive officers.
      Annual Incentives. Annual incentives are intended to provide our executive officers with a direct financial link to our company’s performance and their individual performance. Specifically, the entire award is “at risk” for company and individual performance. Our executive officers have the opportunity to earn a competitive annual incentive award when we meet targeted business objectives and an above average award when we exceed those objectives. If targeted objectives are not met, our executive officers receive no award or a reduced award. Annual incentive awards for our executive officers are issued under the 2002 Incentive Plan, as approved by stockholders, and are intended to satisfy the requirements for “performance-based” compensation as defined in Section 162(m) of the Internal Revenue Code.
      The committee evaluates the incentive program annually and establishes the target incentive opportunity for each of our executive officers, expressed as a percentage of base salary, using survey data for individuals in comparable positions and markets. In early 2004, the committee established the annual incentive program for 2004 that would be funded upon the company’s attaining an established Economic Value Added (EVA®) improvement target. Based on the level of attainment of this measure, the committee approved funding of a 2004 annual incentive award pool for our executive officers. The annual incentive pool funds up to a maximum of 400 percent of target. Two-thirds of any award earned above 200 percent of target is placed in a reserve and is at risk based on future EVA performance. The compensation committee, along with the CEO, reviewed each executive officer’s performance and contributions for the year and allocated the pool among the officers based on individual performance, business unit performance, and target opportunity for each position. The total amount of the award is shown for each named executive officer in the summary compensation table.
      Long-Term Incentives. Long-term incentives are designed to align pay with stockholder return, create significant and consistent incentives for executive retention, drive performance, and promote stock ownership. In light of changing competitive practice for long-term incentive programs and the emphasis on corporate governance, the committee modified the long-term incentive program in 2004.
      The modified program recognizes that utilizing a balanced approach to long-term incentives allows for the proper balance between a focus on stock price appreciation and operating and financial performance. Specifically, our executive officers were granted stock options, deferred shares, and performance-based deferred shares in 2004. The stock options represented approximately 30 percent of the long-term incentive grant value, deferred shares represented 50 percent, and performance-based deferred shares represented the remaining 20 percent.
      The stock options and deferred shares will vest in equal portions over three years beginning on the first anniversary of the grant, while the performance-based deferred shares vest only upon the company’s attaining specified EVA targets, in order to further strengthen the relationship between pay and performance. Our executive officers have five years to earn all, a portion, or none of the performance-based deferred shares. Any shares earned during the five years will be issued to our executive officers no earlier than February 5, 2009, which is five years from the grant date.
      For 2005, an even greater portion of total equity granted to our executive officers is subject to vesting only upon the company’s attaining specified business objectives and the executive officer’s continued employment. With the exception of the CEO, the equity mix in 2005 in terms of value is approximately 50 percent performance-based deferred shares, 25 percent stock options, and 25 percent deferred shares.
      Other Annual Compensation. The committee reviewed details of the executive perquisites utilized by each of the executive officers in 2004 and determined that the value of these perquisites did not exceed the lesser of $50,000 or 10 percent of the total amount of salary and bonus for any named executive officer.

Chief Executive Officer Compensation
      The full board meets in executive session each year to review the CEO’s performance. The session, which is led by the presiding director, is conducted without the CEO present. In this session, the board reviews:

•	evaluations of the CEO completed by each independent board member;

•	the CEO’s written assessment of his own performance compared with the stated goals and objectives; and

•	evaluations of the CEO completed by each of the other executive officers.
      The results of this performance review are shared with the CEO and are used by the compensation committee in establishing a total compensation package that reflects individual performance and business results, and promotes focus on building long-term stockholder value.
      The CEO participates in the same programs and receives compensation based upon the same criteria as other executive officers. However, the CEO’s compensation reflects greater policy- and decision-making authority and a higher level of responsibility with respect to the strategic direction of the company and its operating results.
      The 2004 compensation components for the CEO, Mr. Malcolm, were as follows:
      Base Salary. The committee increased Mr. Malcolm’s base salary in 2004 from $900,000 to $1,000,000 based on competitive data and the following 2003 accomplishments:

•	substantial progress in strengthening the company’s finances;

•	refocusing the business strategy around key natural gas assets; and

•	significant progress toward achieving investment-grade credit characteristics.
      These efforts have set the stage for building a healthy, growing company.
      Annual Incentive. In the first quarter of 2004, the committee established the incentive criteria for Mr. Malcolm and set Mr. Malcolm’s target at 100 percent of base salary with a maximum opportunity of 400 percent of base salary. In February 2005, the board of directors awarded Mr. Malcolm an incentive award of $2,740,000, of which $2,246,667 was paid in March 2005 and the remaining $493,333 has been placed in a reserve, which is at risk for sustained performance based on the company’s attaining EVA objectives. Consistent with the other executive officers, Mr. Malcolm’s 2004 annual incentive was based primarily on our company’s performance against EVA targets. In addition, the committee considered a number of 2004 accomplishments in determining Mr. Malcolm’s 2004 annual incentive award, including:

•	completion of financial restructuring, including repayment of $4 billion of debt through scheduled maturities and early extinguishment of debt;

•	net income of $163.7 million, the company’s first annual profit since 2000;

•	near doubling of net cash provided by operating activities;

•	strong business results for exploration and production, midstream and gas pipeline business units; and

•	clear and focused strategy for disciplined growth with increasing access to capital markets.
      Long-Term Incentive. In 2003, Mr. Malcolm led the company in establishing a clear and focused strategy for the future: concentrating on natural gas assets in key growth markets where we have competitive advantages of scale, a low-cost position, and leadership. In early 2004, the committee approved an equity award of 300,000 stock options and 250,000 deferred shares for Mr. Malcolm consistent with the approach described under Long-Term Incentives. Twenty percent of the deferred shares were granted such that EVA targets must be met in order for the shares to vest, and the shares will be issued no earlier than the fifth anniversary of the grant.
      For 2005, as Mr. Malcolm focuses the company on growing earnings and stockholder value, the committee approved an equity award for Mr. Malcolm that included stock options and performance-based deferred shares. The performance-based deferred shares represent 75 percent of the award value and the stock options represent 25 percent. The deferred shares will vest only upon the company’s attaining established EVA objectives and Mr. Malcolm’s continued employment.
      Base salary, annual incentives, and long-term incentives for Mr. Malcolm and the other named executive officers are shown on the Summary Compensation Table.
Internal Revenue Service Limitations on Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table, unless such excess compensation is “performance-based” as defined in Section 162(m). In order for compensation to qualify as “performance-based,” among other requirements, the performance goals must be (a) approved by stockholders and (b) set by a compensation committee consisting solely of two or more outside directors (as defined in Section 162(m)). Because stockholders approved the 2002 Incentive Plan, the committee generally intends to grant awards under this plan consistent with the terms of Section 162(m) and the performance-based exception, so that such awards will not be subject to the $1 million limit. However, the committee may consider other factors beyond income tax treatment when making compensation decisions.
      The members of the compensation committee of the board of directors have provided this report:
          — W. R. Howell, chairman
          — George A. Lorch
          — Frank T. MacInnis
          — Janice D. Stoney

EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth certain information with respect to the compensation of the chairman of the board, president and CEO and each of our four most highly compensated executive officers other than the CEO, based on salary and bonus earned during fiscal year 2004, for their services with us in all capacities during each of our last three fiscal years.
Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation(1)

							Securities
					Restricted		Underlying
				Other Annual	Stock		Options	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation(3)	Awards(4)		Granted(5)	Compensation(6)

Steven J. Malcolm	2004	$992,308	$2,740,000	—	$2,482,500	(7)	300,000	$14,561
Chairman, President and	2003	$900,000	$1,600,000	—	$255,000	(8)	–0–	$15,078
Chief Executive Officer	2002	$871,154	$–0–	—	$–0–		675,000	$12,965
James J. Bender(9)	2004	$375,050	$680,000	—	$546,150	(10)	55,000	$13,157
Senior Vice President and	2003	$375,050	$425,000	—	$–0–		–0–	$47,796	(11)
General Counsel	2002	$14,425	$55,000	—	$–0–		150,000	$–0–
Donald R. Chappel (12)	2004	$500,000	$1,096,000	—	$744,750	(13)	75,000	$1,140
Senior Vice President,	2003	$351,923	$500,000	—	$255,000	(14)	200,000	$41,211	(11)
Chief Financial Officer	2002	$–0–	$–0–	$–0–	$–0–		–0–	$–0–
Michael P. Johnson	2004	$393,692	$701,000	—	$546,150	(10)	55,000	$13,197
Senior Vice President, Chief	2003	$378,000	$450,000	—	$—0-		–0–	$13,293
Administrative Officer	2002	$375,923	$67,000	—	$—0-		269,000	$12,965
Phillip D. Wright	2004	$395,769	$696,000	—	$546,150	(10)	55,000	$8,994
Senior Vice President,	2003	$390,000	$450,000	—	$–0–		–0–	$9,334
Williams Gas Pipelines	2002	$388,269	$85,000	—	$–0–		295,000	$8,965

(1)	Awards were granted under the terms of the 2002 Incentive Plan and the 1996 Stock Plan.

(2)	Awards from the Annual Incentive Program are not paid out in full in the year earned, as the amounts include a reserve that is at risk for future performance. The amount paid in 2005 for 2004 bonus and the amount reserved are as follows:

	Paid in 2005	Reserved

Steven J. Malcolm	$2,246,667	$493,333
James J. Bender	$551,710	$128,290
Donald R. Chappel	$865,333	$230,667
Michael P. Johnson	$576,000	$125,000
Phillip D. Wright	$570,000	$126,000

(3)	Value of perquisites are not shown because the aggregate amount does not exceed the lesser of $50,000 or 10 percent of the total amount of salary and bonus for any named executive officer. Perquisites include financial planning services and personal use of the company aircraft and facilities. The incremental cost method was used to calculate the personal use of company aircraft.

(4)	Awards are in the form of deferred stock and are shown at their value on the grant date.

Aggregate holdings of deferred stock at December 31, 2004, and their values on that date are as follows:

		Value at
	Number of	December 31,
	Shares (#)	2004

Steven J. Malcolm	343,209	$5,590,874
James J. Bender	55,000	$895,950
Donald R. Chappel	125,000	$2,036,250
Michael P. Johnson	58,552	$953,812
Phillip D. Wright	68,510	$1,116,027

Dividend equivalents are paid on these shares at the same time and at the same rate as dividends paid to our stockholders.

(5)	Options were granted twice in 2002. The second grant was made in late 2002 for 2003.

(6)	Amounts shown represent the following payments we made on behalf of the officers:

a. Matching contributions under the Investment Plus Plan, a defined contribution plan.

b. Premiums for term life insurance.

c. Relocation expenses.

(7)	Represents an award of 250,000 deferred shares granted on February 5, 2004, at the closing stock price on that date of $9.93 per share. Of this amount:

a.	50,000 can be earned over a five-year period only if established targets are met. The target established for 2004 was met, resulting in 16,667 of the 50,000 shares being earned and vested on February 25, 2005. These shares will be distributed no earlier than the fifth anniversary of the grant.

b.	200,000 will vest over three years. One-third vested on February 7, 2005. Another one-third will vest on the second anniversary of the grant with the final one-third vesting on the third anniversary.

(8)	Represents an award of 75,000 deferred shares granted on January 25, 2003, at the closing stock price on that date of $3.40. One-third of these shares will vest each January 25th beginning January 25, 2006, and ending January 25, 2008.

(9)	Mr. Bender joined Williams on December 16, 2002.

(10)	Represents an award of 55,000 deferred shares granted on February 5, 2004, at the closing stock price on that date of $9.93 per share. Of this amount:

a.	20,000 can be earned over a five-year period only if established targets are met. The target established for 2004 was met, resulting in 6,667 shares being earned and vested on February 25, 2005. These shares will be distributed no earlier than the fifth anniversary of the grant.

b.	35,000 will vest over three years. One-third vested on February 7, 2005. Another one-third will vest on the second anniversary of the grant with the final one-third vesting on the third anniversary.

(11)	Amount includes relocation expenses we paid on behalf of Mr. Bender and Mr. Chappel.

(12)	Mr. Chappel joined Williams on April 16, 2003.

(13)	Represents an award of 75,000 deferred shares granted on February 5, 2004, at the closing stock price on that date of $9.93 per share. Of this amount:

a.	25,000 can be earned over a five-year period only if established targets are met. The target established for 2004 was met, resulting in 8,334 shares being earned and vested on February 25, 2005. These shares will be distributed no earlier than the fifth anniversary of the grant.

b.	50,000 will vest over three years. One-third vested on February 7, 2005. Another one-third will vest on the second anniversary of the grant with the final one-third vesting on the third anniversary.

(14)	Represents an award of 50,000 deferred shares granted on April 16, 2003, at the closing stock price on that date of $5.10. These shares will vest on April 16, 2006.
Stock Option Grants in Last Fiscal Year
      The following table sets forth certain information with respect to the grant of stock options during the last fiscal year to the named executive officers.

		Number of	Percent of
		Securities	Total Options
		Underlying	Granted to	Exercise		Grant Date
	Date	Options	Employees in	Price (Per	Expiration	Present
Name	Granted	Granted (1)	Fiscal Year	Share)	Date	Value(2)

Steven J. Malcolm	2/5/2004	300,000	6.6%	$9.93	2/5/2014	$1,191,000
James J. Bender	2/5/2004	55,000	1.2%	$9.93	2/5/2014	$218,350
Donald R. Chappel	2/5/2004	75,000	1.7%	$9.93	2/5/2014	$297,750
Michael P. Johnson	2/5/2004	55,000	1.2%	$9.93	2/5/2014	$218,350
Phillip D. Wright	2/5/2004	55,000	1.2%	$9.93	2/5/2014	$218,350

(1)	One-third of the options vested on February 7, 2005. Another one-third will vest on February 6, 2006, with the final one-third vesting on February 5, 2007.

(2)	Determined using the Black-Scholes option pricing model and based on the following assumptions:

•	volatility of our common stock of 45 percent;

•	average risk-free rate of return of 3.33 percent;

•	dividend yield of one percent; and

•	expected life of five years after the grant date.

The model does not take into account that the stock options are subject to vesting restrictions and that the options cannot be sold. In the event the options are exercised, their value will depend on the actual market price of our common stock on the date of exercise. The present value shown is not intended to forecast possible future appreciation of our stock price.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth certain information with respect to options exercised by the named executive officers during fiscal year 2004, and the number and value of unexercised options held by such executive officers at the end of the 2004 fiscal year.

					Value of Unexercised
			Number of Unexercised		In-The-Money Options at
	Shares		Options at December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven J. Malcolm	20,628	$16,352	990,233	366,667	$6,712,713	$1,936,667
James J. Bender	150,000	$1,254,125	0	55,000	$0	$349,800
Donald R. Chappel	0	$0	100,000	175,000	$1,119,000	$1,596,000
Michael P. Johnson	50,000	$491,596	310,646	78,000	$2,076,280	$359,690
Phillip D. Wright	25,056	$106,992	487,685	78,333	$3,458,525	$359,833

(1)	Based on the closing price of our common stock on December 31, 2004, of $16.29 (as reported on the “NYSE Composite Transactions” table in the Wall Street Journal dated December 31, 2004) minus the option exercise price. The values shown reflect the value of options accumulated over periods of up to ten years. These values had not been realized as of December 31, 2004, and may not be realized. In the event the options are exercised, their value will depend on the actual market price of our common stock on the date of exercise.

Retirement Plan

Pension Plan
      Our executive officers who have completed one year of service participate in our pension plan on the same terms as our other employees. Our pension plan is a noncontributory, tax-qualified defined benefit plan subject to the Employee Retirement Income Security Act of 1974.
      Account balances are credited with an annual contribution equal to the sum of a percentage of eligible pay (salary and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

	Percentage of		Percent of Eligible Pay Greater
Age	Eligible Pay		than the Social Security Wage Base

Less than 30	4.5%	+	1%
30-39	6%	+	2%
40-49	8%	+	3%
50 or over	10%	+	5%
      In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.
      On April 1, 1998, we converted our pension plan from a final average pay plan to a cash balance pension plan. On that date, each participant’s accrued benefit was converted to a beginning account balance. For participants who were active employees and participants under the plan on March 31, 1998, and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service prior to March 31, 1998.
      The monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement age is 55. At retirement, participants may choose to receive a single-life annuity or they may choose one of several other forms of payment having an actuarial value equal to that of the single-life annuity.

Supplemental Executive Retirement Plan
      The Internal Revenue Code of 1986 limits the pension benefits that can be paid from tax-qualified defined benefit plans, such as our pension plan, to highly compensated individuals. Any reduction in an executive officer’s pension benefit due to these limits will be compensated for under an unfunded supplemental retirement plan.

      Total estimated annual retirement benefits at normal retirement age under the cash balance formula from both our pension and supplemental retirement plans are as follows:

Cash Balance Formula
Estimated Annual
Benefits Payable at
Name	Normal Retirement Age

Steven J. Malcolm	$472,674
James J. Bender	$177,245
Donald R. Chappel	$160,053
Michael P. Johnson	$122,040
Phillip D. Wright	$301,034

Employment Agreements and Change In Control Agreements
      None of our executive officers have employment agreements.

Change in Control Agreements
      Our change in control program provides severance benefits for our executive officers if, within two years following a change in control of Williams, their employment is terminated (1) involuntarily other than for cause, death, disability, or the sale of a business, or (2) voluntarily for good reason. The severance benefit includes:

•	a lump sum payment equal to three times the officer’s then current annual base salary and annual incentive award target;

•	continuation of health and welfare benefits at active employee rates for eighteen months;

•	calculation of pension plan benefits including supplemental retirement plan benefits with an additional three years of service and three years to age for retirement purposes;

•	reimbursement of legal fees and expenses incurred in enforcement of the change-in-control program; and

•	a gross-up payment sufficient to compensate for the amount of any excise tax imposed by Internal Revenue Code Section 4999, and for any taxes imposed on such additional payment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      Based on a review of filings with the Securities and Exchange Commission, we are unaware of any holders of more than 5% of the outstanding shares of our common stock.
      The following table sets forth, as of February 28, 2005, the number of shares of our common stock beneficially owned by each of our directors, each of the executive officers named in the Summary Compensation Table, and by all directors and nominees and executive officers as a group.

	Shares of
	Common Stock	Shares Underlying
	Owned Directly	Options Exercisable		Percent
Name of Individual or Group	or Indirectly(1)(2)	Within 60 Days(3)	Total	of Class

James J. Bender	137,988	18,333	156,321	*
Hugh M. Chapman	54,038	38,893	92,931	*
Donald R. Chappel	239,307	125,000	364,307	*
William E. Green	15,344	45,429	60,773	*
Juanita H. Hinshaw	1,677	3,000	4,677	*
W. R. Howell	49,107	49,786	98,893	*
Michael P. Johnson	138,061	351,979	490,040	*
Charles M. Lillis	40,266	16,536	56,802	*
George A. Lorch	40,796	31,631	72,427	*
William G. Lowrie	17,112	12,000	29,112	*
Frank T. MacInnis	43,346	43,977	87,323	*
Steven J. Malcolm	691,242	1,156,900	1,848,142	*
Janice D. Stoney	24,221	38,893	63,114	*
Joseph H. Williams	492,408	62,862	555,270	*
Phillip D. Wright	156,039	529,351	685,390	*
All directors and executive officers as a group (18 persons)	2,494,586	3,163,048	5,657,634	1.0%

*	Less than 1 percent.

(1)	Includes shares held under the terms of incentive and investment plans as follows: Mr. Bender, 80,327; Mr. Chappel, 158,275; Mr. Johnson, 101,365, including 12,486 over which he has sole voting and investment power; Mr. Malcolm, 528,436, including 43,802 over which he has sole voting and investment power; and Mr. Wright, 108,405, including 14,568 over which he has sole voting and investment power.

(2)	Includes shares held under the terms of compensation plans over which directors have no voting or investment power as follows: Mr. Green, 6,101; Mr. Howell, 45,346; Mr. Lillis, 6,419; Mr. Lorch, 39,296; Mr. Lowrie, 15,112; and Ms. Stoney, 14,780.

(3)	The SEC deems a person to have beneficial ownership of all shares that that person has the right to acquire within 60 days. The shares indicated represent stock options granted under our current or previous stock option plans, which are currently exercisable or which will become exercisable within 60 days of February 28, 2005. Shares subject to options cannot be voted.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing our cumulative total stockholder return on our common stock (assuming reinvestment of dividends) with the cumulative total return of the S&P 500 Stock Index and the S&P 500 Oil & Gas Refining, Marketing & Transportation Index for the period of five fiscal years commencing January 1, 2000. Last year’s proxy compared our total return to Standard & Poor’s Multi-Utilities and Utilities Indices, as well as the S&P 500 Stock Index. However, S&P removed Williams from the two utilities indices and placed us in the S&P 500 Oil & Gas Refining, Marketing & Transportation Index, effective April 1, 2004, necessitating the change in comparative indices. The graph below assumes an investment of $100 at the beginning of the period.
Cumulative Total Shareholder Return

	1999	2000	2001	2002	2003	2004

WMB	100.0	132.5	94.2	10.5	38.3	63.8
S&P 500 Index	100.0	90.9	80.1	62.4	80.3	89.0
S&P 500 Oil & Gas Refining, Marketing & Transportation Index	100.0	129.8	175.9	135.4	215.0	352.8
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      None.

REPORT OF THE AUDIT COMMITTEE
      The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee operates under a written charter approved by the board, a copy of which is attached to this proxy statement as Appendix C. The charter, among other things, provides that the audit committee has full authority to appoint and retain, oversee, evaluate and terminate when appropriate, the independent auditor. In this context, the audit committee:

•	reviewed and discussed the audited financial statements in the company’s annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with Ernst & Young LLP, the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of Williams’ accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by standard No. 1 of the independence standards board (independence discussions with audit committees) provided to the audit committee by Ernst & Young LLP;

•	discussed with Ernst & Young LLP its independence from management and Williams and considered the compatibility of the provision of nonaudit services by the independent auditors with the auditors’ independence;

•	discussed with Ernst & Young LLP the matters required to be discussed by statement on auditing standards No. 61 (communications with audit committees);

•	discussed with Williams’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Williams’ internal controls and the overall quality of Williams’ financial reporting;

•	based on the foregoing reviews and discussions, recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004, for filing with the SEC; and

•	recommended, together with the board, subject to stockholder approval, the selection of Ernst & Young LLP to serve as Williams’ independent auditors.
      This report has been furnished by the members of the audit committee of the board of directors:
          — Hugh M. Chapman, chairman
          — William E. Green
          — Juanita H. Hinshaw
          — Charles M. Lillis
          — William G. Lowrie
          March 15, 2005
      The report of the audit committee in this proxy statement shall not be deemed incorporated by reference into any other filing by Williams under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CODE OF ETHICS
      We have adopted a code of ethics specific to the principal executive officer, principal financial officer, controller and other executive officers. The code of ethics was filed with the SEC as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003. In addition, we have adopted a code of business conduct that is applicable to all employees. The code of ethics and the code of business conduct and ethics are available on the company’s Web site at http://www.williams.com.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10 percent of our stock to file certain reports with the SEC and the NYSE concerning their beneficial ownership of our equity securities. The SEC regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors, and greater than 10 percent stockholders. Based on a review of the copies of such forms in our possession, and on written representation from certain reporting persons, we believe that during fiscal 2004, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that a Form 3 was incorrectly filed in October 2002 by Mr. Alan S. Armstrong that did not include 414 shares held in an IRA account by him, a Form 4 was not timely filed by Hugh M. Chapman reflecting four purchases of the Company’s stock totaling 325 shares facilitated by a third party manager, and a Form 4 was not timely filed by Mr. William E. Green to report a deferred stock payout of 1,364 shares in January, 2004 when the compensation department failed to provide notice of the transaction.
STOCKHOLDER PROPOSALS FOR 2006
      Stockholders interested in submitting a proposal for inclusion the proxy materials for our 2006 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. In order for a stockholder proposal to be considered for inclusion in our 2006 proxy statement, we must receive it no later than December 9, 2005. The proposal should be addressed to our corporate secretary at One Williams Center, MD 41-3, Tulsa, Oklahoma 74172. We suggest that proposals be sent by certified mail with return receipt requested.
GENERAL
      It is important that your stock be represented at the annual meeting regardless of the number of shares you hold. Whether or not you plan to attend, please vote, either by Internet, phone or by signing, dating and returning the enclosed proxy promptly. For your convenience, a return envelope is enclosed requiring no additional postage if mailed within the United States.

By order of the Board of Directors,

Brian K. Shore
Secretary
Tulsa, Oklahoma
April 11, 2005

APPENDIX A
CORPORATE GOVERNANCE GUIDELINES
(As amended on September 15, 2004)
      The following Corporate Governance Guidelines (“Guidelines”) of The Williams Companies, Inc. (the “Company”) provide a framework for the governance of the Company. These Guidelines will be posted on the Company’s website and also will be available in print to any shareholder requesting them.

I.	Operation of the Board.

A.	The Role of the Board.
      The Board has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and the operation of the Company by the Chief Executive Officer and other officers. The Board focuses on the following core responsibilities:

•	Evaluating and approving the Company’s strategic and financial plans and monitoring the implementation and results of those plans;

•	Succession planning for management;

•	Monitoring the financial performance of the Company;

•	Overseeing compliance with laws, regulations and standards;

•	Assessing the performance of the Chief Executive Officer and setting compensation accordingly;

•	Assessing whether appropriate processes are in place to properly manage the Company; and

•	Reviewing senior executive officer goals and compensation.

B.	Director Responsibilities.
      The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders in accordance with their duties of care and loyalty.

C.	Chairman of the Board and Chief Executive Officer.
      The Chief Executive Officer serves as the Chairman of the Board. The Chief Executive Officer is responsible for the overall management and functioning of the Company.

D.	Presiding Director; Executive Sessions of Non-Management Directors.
      Semiannually, the non-management directors meet without the Chief Executive Officer present. The Chairman of the Compensation Committee serves as the Presiding Director for meetings of the non-management directors. The non-management directors also have the opportunity to meet in executive session in connection with each regularly scheduled meeting of the Board.

E.	Frequency of Meetings; Attendance.
      The Board meets regularly at least six times each year. The Chairman of the Board, the President or any three Directors may also call special meetings from time to time as necessary. Directors are expected to attend in person all regularly scheduled Board and committee meetings, as well as the Annual Meeting of Stockholders, and to participate telephonically when they are unable to attend in person.

F.	Agenda items for Board Meetings.
      The Chairman of the Board establishes the Board meeting agenda in consultation with the executive officers of the Company, the Presiding Director, and the Corporate Secretary. All directors are also encouraged to suggest agenda topics.

G.	Meeting materials; Preparation; Participation.
      Materials should generally be distributed to the directors one week in advance of each regular Board meeting. In some cases, due to the sensitive nature of an issue or if an issue arises without sufficient time to complete distribution of materials within this time frame, materials are presented only at the Board meeting. Directors are expected to be prepared for each Board meeting by reviewing advance materials and otherwise to participate actively in the Board’s or committee’s deliberations.

H.	Access to Management and Employees.
      The Board at all times has free access to all members of management and the employees of the Company.

I.	Access to Non-Management Directors.
      Interested parties wishing to communicate with the non-management directors may contact the Corporate Secretary or the Presiding Director. The Company publishes on its website a mailing address and email address for this purpose.

J.	Chief Executive Officer Evaluation and Compensation.
      Annually, the Board sets the Chief Executive Officer’s goals and objectives and then meets in executive session to review the Chief Executive Officer’s performance based on those goals and objectives. The session, which is led by the Chairman of the Compensation Committee, is conducted without the Chief Executive Officer present. The results of this performance review are shared with the Chief Executive Officer and are used by the Compensation Committee in establishing the Chief Executive Officer’s compensation.

K.	Management Succession.
      The Board maintains a process for planning orderly succession for the position of Chairman of the Board and Chief Executive Officer as well as other senior management positions. The Board also has available, on a continuing basis, the Chief Executive Officer’s recommendation of a potential successor in the event of unexpected disability.

L.	Strategic Planning.
      The Board reviews the strategic and financial plans of the Company annually. The Board receives frequent updates from the Chief Executive Officer regarding the implementation of the strategic plans.

II.	Board Structure.

A.	Independent Directors.
      It is the policy of the Company that all members of the Board, except the Chief Executive Officer, shall be “independent” directors as defined by the rules of the New York Stock Exchange. Annually, the Board, through the Nominating and Governance Committee, reviews the independence of the directors and the Board affirmatively makes a determination as to the independence of each director. The Nominating and Governance Committee may develop and recommend that the Board adopt categorical standards for use in assessing director independence.

B.	Classes of Directors; Size of the Board; Term.
      The Board has three classes of directors of as nearly equal size as possible and the total number of directors is determined by resolution adopted by the affirmative vote of a majority of the Board, except that the total number of directors may not be less than five nor more than 17. The term of each class of directors is normally three years, and the term of one class expires each year in rotation.

C.	Selection of Directors; Board Membership Criteria.
      The Nominating and Governance Committee, with input from the Chief Executive Officer and other directors, is responsible for identifying candidates for Board membership and development of a board succession plan. Qualifications sought by the Nominating and Governance Committee in independent director candidates include the following:

1. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director.

2. A genuine interest in representing all of the shareholders and the interest of the Company overall.

3. A willingness and ability to spend the necessary time to function effectively as a director.

4. An open-minded approach to matters and the resolve to make up their own minds on matters presented for consideration.

5. A reputation for honesty and integrity beyond question.

6. Independence as defined by the New York Stock Exchange, and qualifications otherwise required in accordance with applicable law or regulation.

D.	Conflicts of Interest.
      All directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or even gives the appearance of a conflict.

E.	Compensation of Board Members.
      The Nominating and Governance Committee has the responsibility for recommending to the Board the appropriate compensation for non-management directors. The committee’s goal is to fairly and reasonably compensate the directors commensurate with their duties and responsibilities. A combination of cash and Company stock may be used to compensate directors. The Nominating and Governance Committee periodically reviews the status of the Company’s Board compensation in relation to other comparable U.S. companies to ensure the compensation is competitive to attract and retain the most qualified candidates.

III.	Committees of the Board.
      The Board has established standing committees to consider designated matters. The committees of the Board are Executive, Audit, Nominating and Governance, Finance and Compensation. The Board annually elects from its members, as recommended by the Nominating and Governance Committee, the members and the chairman of each committee. Except for the Chief Executive Officer and Chairman of the Board, who chairs the Executive Committee, all committee members shall be independent directors as determined in accordance with applicable New York Stock Exchange rules. Each committee has a written charter setting forth the duties, authority and responsibilities of the committee.

IV.	Other Board Practices.

A.	Director Orientation; Continuing Education.
      New directors participate in an orientation program upon joining the Board. All directors are given the opportunity to participate in continuing education programs.

B.	Evaluations.
      Annually, the Nominating and Governance Committee evaluates the performance of the Board to assess the Board’s effectiveness. Each of the Audit, Nominating and Governance, Compensation and Finance Committees conducts a self-evaluation annually.

C.	Access to Independent Advisors.
      The Board and its committees, consistent with the provisions of their respective charters, have the right at any time to retain independent advisors for legal, financial or other services.

D.	Review of Corporate Governance Guidelines.
      These Guidelines are reviewed at least annually by the Nominating and Governance Committee, which recommends changes to the Board as necessary.

APPENDIX B
Adopted November 17, 2004
THE WILLIAMS COMPANIES, INC.
DIRECTOR INDEPENDENCE STANDARDS

A.	Director independence.
      An “independent” director is a director whom the Board of Directors has determined has no material relationship with The Williams Companies, Inc. or any of its consolidated subsidiaries (collectively, “Williams”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with Williams.
      A relationship is “material” if, in the judgment of the Board of Directors, the relationship would interfere with the exercise of the director’s independent judgment. The Board of Directors has established standards for determining when a relationship between a director (or an organization with which a director is associated) and Williams is sufficiently material that it would be viewed as interfering with the director’s independent judgment. In determining whether a particular relationship would be viewed as interfering with a director’s independent judgment, the Board applies the standards set forth below. Under these standards:

1. A director is presumed not to be independent if the director, or a member of the director’s immediate family, receives more than $100,000 per year in direct compensation from Williams, other than Board fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after the director or the director’s immediate family member ceases to receive more than $100,000 per year in direct compensation from Williams. Compensation received by an immediate family member for service as a non-executive employee of Williams is not counted for purposes of this standard.

2. A director is presumed not to be independent if the director is an executive officer or an employee, or has an immediate family member who is an executive officer, of another company that makes payments to, or receives payment from, Williams for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the other company’s consolidated gross annual revenues, until three years after the amount of any such payments falls below the relevant numerical threshold.

3. A director is presumed not to be independent if the director or an immediate family member of the director is an executive officer of a company which is indebted to Williams, or to which Williams is indebted, and the total amount of either company’s indebtedness to the other is at least 2% of the total consolidated assets of such company as of the last completed fiscal year.

4. A director who is an employee, or whose immediate family member is an executive officer, of Williams is not independent until three years after the end of the employment relationship.

5. A director is not independent if the director is affiliated with or employed by, or a member of the director’s immediate family is affiliated with or employed in a professional capacity by, Williams’ present or former outside auditor until three years after the end of the affiliation or the employment or auditing relationship.

6. A director is not independent if the director is employed, or has an immediate family member who is employed, as an executive officer of another company where any of Williams’ present executive officers serve on the compensation committee until three years after the end of the compensation committee service or the employment relationship.

B-1

7. A director is not independent if the Nominating and Governance Committee determines that a discretionary contribution made by Williams or The Williams Companies Foundation, Inc. to a non-profit organization with which a director, or a director’s spouse, has a relationship, impacts the director’s independence.
* * * * * * * * * *
An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

B.	Additional requirements for Audit Committee members.
      A director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if:

1. The director accepts, directly or indirectly, from Williams, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Williams (provided that such compensation is not contingent in any way on continued service). “Indirect” acceptance of compensatory fees includes payments to a spouse, minor child or stepchild of, or child or stepchild sharing a home with, the director.
      or

2. The director is:

•	a partner or a member;

•	an officer occupying a position comparable to that of a partner or member (such as a managing director);

•	an executive officer; or

•	in a position similar to any of the foregoing (excluding limited partners, non-managing members and others who have no active role in providing services to the entity)

at an entity that receives payments from Williams for providing accounting, consulting, legal, investment banking, or financial advisory services to Williams.

B-2

APPENDIX C
THE WILLIAMS COMPANIES, INC.
AUDIT COMMITTEE CHARTER
(as adopted on September 15, 2004)
      I. Purpose. The Audit Committee’s (“Committee”) purpose is to represent and provide assistance to the Board of Directors of the Company (the “Board”) in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company and its subsidiaries. In addition, the Committee’s purpose includes (a) representing and assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) preparing the report of the Committee to be included in the Company’s annual proxy statement as required by the rules of the Securities and Exchange Commission (the “SEC”); and (c) appointing and retaining the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange. Each member of the Committee must be financially literate and at least one member must be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. A member of the Committee may not simultaneously serve on the audit committees of more than three public companies unless such service is approved by the Board upon its determination, based on the recommendation of the Nominating and Governance Committee, that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.
      III. Meetings. The Committee shall meet at least four times per year and at such times and places and by such means as the Chairman shall determine. The Committee shall meet separately, at least quarterly, with management, the internal auditors and the independent auditors. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum.
      IV. Duties and Responsibilities. Among its duties and responsibilities, the Committee shall:

A. Directly appoint and retain, subject to shareholder ratification, and oversee, evaluate and terminate when appropriate, the firm of independent public accountants with respect to the audit of the books and accounts of the Company and its subsidiaries for each fiscal year and have sole authority to approve all audit fees and terms in connection with the engagement of the independent auditors, which shall report directly to the Committee;

B. Approve in advance all audit and legally permitted non-audit services to be provided by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide audit and legally permitted non-audit services;

C. At least annually, evaluate the independent auditors’ qualifications, performance and independence, and obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company;

D. Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

E. Discuss the Company’s policies with respect to earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies (including any proposed changes in Company policies related to the foregoing);

F. Discuss policies with respect to risk assessment and risk management and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

G. Review with the independent auditors the scope of the audit and the results of the annual audit examination by the auditors, including any audit problems or difficulties and management’s response;

H. Review with the independent auditors and the chief internal auditing executive the scope and results of the internal audit program, including the responsibilities, budget and staffing of the Company’s internal audit function;

I. Review and approve, if appropriate, the internal audit charter and any changes thereto;

J. Assess the independence of the chief internal auditing executive and concur in the selection, retention and dismissal of the chief internal auditing executive;

K. Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors, internal auditors and management of the Company and review the adequacy and effectiveness of the Company’s disclosure controls and procedures;

L. Establish procedures for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

M. Set clear hiring policies for employees and former employees of the independent auditors.

N. Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

O. Direct preparation of and approve the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement; and

P. Annually evaluate the performance of the Committee and report the results of the Committee performance evaluation to the Board and review and assess annually the adequacy of the Committee’s charter and recommend any changes to the Board.
      Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.
      VI. Funding. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:

A. Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

B. Compensation to any advisors employed by the Committee under Section V; and

C. Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX D
WILLIAMS ANNUAL AND SPECIFIC PRE-APPROVAL
TO ENGAGE INDEPENDENT ACCOUNTANT
SEC Requirements:
      Approvals must be (1) supported by details of the particular services provided, (2) the Audit Committee must be informed about each service and (3) Audit Committee may not delegate it’s authority to management. Monetary limits cannot be the only basis for approval as they do not meet criteria (1) and (2) above. Details referenced in (1) above must provide sufficient information to enable the Audit Committee to make a well-reasoned assessment of the impact of the service on the auditor’s independence.
Effective Date:
      The Audit Committee pre-approval rules apply to all services the contracts for which are entered into after May 6, 2003 (contracts for non-audit services that were entered into prior to May 6, 2003 must be completed by May 6, 2004).
Approval Term and Amount:
      The term of approvals is 12 months from the date of approval, unless the Audit Committee specifies a different period. Any proposed services, and previously approved services that exceed established amounts by the lesser of 25% or $100,000, require specific approval by the Audit Committee.
Delegation:
      The Audit Committee has delegated pre-approval authority to any two of its members. Members who exercise this authority shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
Supporting Documentation:
      With respect to each proposed service, back-up documentation (see Template) will be provided to the Audit Committee regarding the specific services to be approved.
Requests for Approval:
      Requests for services that require separate approval by the Audit Committee will be submitted to the General Auditor for consideration by the Audit Committee.

Annual Approval — Audit Services
      Audit Services consist of (1) the “annual Audit services engagement” and (2) “other Audit services”, which are those services that only the independent auditor reasonably can provide.
      The Audit Committee annually approves the terms and fees for the annual Audit services engagement and, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

      Other Audit services may be pre-approved annually, if known, or may be specifically approved on an as-needed basis.

Service	Range of Fees

Statutory audits or financial audits for subsidiaries or affiliates of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Annual Approval — Audit-Related Services
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are traditionally performed by the independent auditor.

Service	Range of Fees

Due diligence services pertaining to potential business acquisitions/dispositions
Financial statement audits of employee benefit plans
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
Internal control reviews and assistance with internal control reporting requirements
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Access to EY’s Accounting Literature electronic tool
Attest services not required by statute or regulation

Annual Approval — Tax Services
      Tax Services consist of tax compliance, tax planning and tax advice. Retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations is prohibited. All Tax services involving large and complex transactions must be separately pre-approved by the Audit Committee.

Service	Range of Fees

U.S. federal, state and local tax planning and advice
U.S. federal, state and local tax compliance
International tax planning and advice
International tax compliance
Review of federal, state, local and international income, franchise, and other tax returns
Licensing [or purchase] of income tax preparation software* from the independent auditor, provided the functionality is limited to preparation of tax returns

*	Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential impact on the auditor’s independence.

Annual Approval — Other Services
      Permissible non-audit services, not included in classes discussed above, that are routine and recurring services, and would not impair the independence of the auditor. Permissible services that are unusual in nature or size must be separately pre-approved by the Audit Committee.

Service	Range of Fees

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

*	Provision of these non-audit services is permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures because determining materiality is itself a matter of audit judgment.

APPENDIX E
THE WILLIAMS COMPANIES, INC.
COMPENSATION COMMITTEE CHARTER
(As adopted on September 15, 2004)
      I. Purpose. The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) is to oversee and direct the design and implementation of strategic programs that promote the attraction, retention and appropriate reward of executive officers and are designed to motivate the Company’s executive officers toward the achievement of business objectives and to align the executive officers’ focus with the long-term interest of shareholders. In addition, the Committee shall produce an annual report on executive compensation as required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement. The Committee shall also approve and make recommendations to the Board to assist in fulfilling its responsibility to oversee the establishment and administration of the Company’s compensation programs, including incentive compensation and equity based plans, and related matters for employees subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).
      II. Composition. The Committee shall consist of at least three directors each of whom shall be (1) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (2) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) “independent” as defined by the New York Stock Exchange. Committee members, including the Chairman of the Committee, are appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board.
      III. Meetings. The Committee shall meet as often as may be deemed necessary or appropriate by the Chairman and at such times and places and by such means as the Chairman shall determine. The Committee shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Except where the Committee otherwise expressly determines or applicable law otherwise expressly requires, the Committee shall not act or serve as a fiduciary with respect to any benefit plans or programs under the Employee Retirement Income Security Act (“ERISA”) or any other applicable law. Among its duties and responsibilities, the Committee shall:

A. Review and approve the compensation philosophy, policies and executive programs that in the Committee’s judgment support the Company’s overall business strategy;

B. Review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans, and any amendments thereto;

C. Review and approve the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine and approve the Chief Executive Officer’s compensation level, including salary, incentive-compensation, equity- based compensation and any other remuneration, based on this evaluation and assure that the total compensation paid to the Chief Executive Officer is competitive;

D. Review and approve the corporate goals and objectives relevant to the compensation of executive officers other than the Chief Executive Officer, evaluate each executive officer’s performance in light of those goals and objectives and determine and approve the executive officers’ compensation level, including salary, incentive-compensation, equity-based compensation and any other remuneration, and assess whether the total compensation paid to executive officers is competitive;

E. Approve all equity-based compensation for any employee subject to Section 16;

F. Approve the salary increase budgets for all other executives;

E-1

G. Maintain certain settlor responsibilities for general employee benefits matters as detailed under the Company’s ERISA plans;

H. Issue reports of the Committee as required by the SEC and other governmental bodies, including the annual report of the Committee on executive officer compensation contained in the proxy statement; and

I. Evaluate annually the performance of the Committee and report the results of the performance evaluation to the Board and review and assess annually the adequacy of the Committee’s charter and recommend any changes to the Board.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the sole authority to engage separate independent counsel and other advisers to represent the Committee, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors.

E-2

APPENDIX F
THE WILLIAMS COMPANIES, INC.
FINANCE COMMITTEE CHARTER
(As adopted on September 15, 2004)
      I. Purpose. The Finance Committee’s (“Committee”) purpose is to oversee all areas of corporate finance of the Company. The Committee shall exercise the power and authority of the Board and assist the Board in fulfilling its responsibilities in connection with the financial affairs of the Company.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.
      III. Meetings. The Committee shall meet at least four times per year and at such times and places and by such means as the Chairman shall determine. The Committee shall report regularly about its activities to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Among its duties and responsibilities, the Committee shall:

A. Approve and recommend to the Board, individual non-budgeted commitments of the Company over $50 million, and approve, if the Board has given general approval, any resolutions for other commitments.

B. Oversee the Company’s financial strategies, plans, and policies and generally to pre-approve matters involving the Company’s finances that are brought to the Board of Directors for approval pursuant to the Company’s policies.

C. Annually evaluate the performance of the Committee and report the results of the evaluation to the Board, and assess annually the adequacy of the Committee’s charter and recommend to the Board any changes to the Committee charter.

D. Approve amendments, make designations, and make determinations under the Company’s financing documentation.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.
      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors.

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APPENDIX G
THE WILLIAMS COMPANIES, INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
(As adopted on September 15, 2004)
      I. Purpose. The purpose of the Nominating and Governance Committee (“Committee”) is to identify individuals qualified to become members of the Board of Directors of the Company (“Board”), recommend to the Board director candidates for election at the annual meeting of shareholders, and develop, periodically review and recommend to the Board a set of corporate governance guidelines for the Company.
      II. Composition. The Committee shall be comprised of three or more directors as determined by the Board. Committee members, including the chairman of the Committee, shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Governance Committee and may be removed by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.
      III. Meetings. The Committee shall meet as often as may be deemed necessary or appropriate by the Chairman and at such times and places and by such means as the Chairman shall determine and shall report regularly to the Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum. The Committee shall have the authority to delegate to subcommittees in its sole discretion.
      IV. Duties and Responsibilities. Among its duties and responsibilities the Committee shall:

A.	Nominating
      1. Identify and recommend to the Board the nominees to be submitted to the Company’s shareholders for election as Directors at each annual meeting of the shareholders, to consider and make recommendations to the Board regarding nominees for Director submitted by the Company’s shareholders and recommend to the Board the election of individuals to fill any vacancies occurring on the Board from time to time. Qualifications considered by the Committee in assessing director candidates include the following:

a. An understanding of business and financial affairs and the complexities of a business organization. Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government, and should be willing to maintain a committed relationship with the Company as a director;

b. A genuine interest in representing all of the shareholders and the interest of the Company overall;

c. A willingness and ability to spend the necessary time required to function effectively as a director;

d. An open-minded approach to matters and the resolve to independently analyze matters presented for consideration;

e. A reputation for honesty and integrity beyond question; and

f. Independence as defined by the New York Stock Exchange and qualifications otherwise required in accordance with applicable law or regulation.
      2. Recommend annually to the Board an individual or individuals for election as Chairman of the Board and Chief Executive Officer of the Company.
      3. Review annually the Chief Executive Officer’s recommendations for individuals to be elected as officers of the Company and as Senior Vice Presidents of the Company’s major subsidiaries, and to recommend such, in turn, to the Board.

B.	Governance
      1. Take a leadership role in shaping corporate governance of the Company.
      2. Review the size and composition of the Board and its committees, including the charters, structure, operations and reporting of each of the committees, and recommend to the Board any changes.
      3. Establish a process for assessing director independence and make recommendations to the Board annually regarding whether each non-management director is independent as defined by the New York Stock Exchange.
      4. Recommend annually to the Board, after the review of each member’s qualifications, the members for appointment to each of the committees of the Board, including the chairman of each committee, and recommend to the Board the removal of a member from a committee if appropriate.
      5. Review any director’s change in primary activity, which change shall be reported to the Committee by the director as soon as possible.
      6. Review annually a list of the board of directors or management committees (or similar governing body) of any non-affiliated legal entity on which executive officers serve. The Chief Executive Officer shall approve in advance all such commitments of the executive officers. The Committee shall approve in advance all such commitments of the Chief Executive Officer.
      7. Recommend to the Board a regular schedule of executive sessions of the independent directors and to recommend an independent director to chair such executive sessions.
      8. Develop and recommend to the Board the Company’s Corporate Governance Guidelines and review the Guidelines annually and recommend changes to the Board as necessary.
      9. Review the Company’s disclosures with respect to corporate governance matters.
      10. Review the manner and process by which major matters are brought to the Board for review and approval.
      11. Review annually the Company’s charitable and political contributions, and equal opportunity status and plans.
      12. Review annually the Company’s directors and officers insurance policies and indemnification provisions.
      13. Review annually the terms and status of the Company’s Shareholder Rights Plan.
      14. Review annually and oversee the disclosure about and distribution of the Company’s codes of conduct, approve any waivers of the Code of Business Conduct and Ethics for executive officers and directors and oversee prompt disclosure of any such waivers to shareholders and review annually the results of the Code of Business Conduct and Ethics survey.
      15. Review annually the performance of the Committee and report the results of the evaluation to the Board and assess annually the adequacy of the Committee’s charter and to recommend to the Board any changes to the Committee Charter.
      16. Review periodically and recommend to the Board the appropriate compensation for non-management directors. Review the status of the Company’s Board compensation in relation to other comparable U.S. companies to ensure the compensation is competitive to attract and retain the most qualified candidates.
      17. Oversee the evaluation of the Board and management.
      Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board and may be certified as such by the Secretary or other authorized officer of the Company. The Board shall be informed of any such action.

      V. Outside Advisors. The Committee shall have the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. Specifically, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

THE WILLIAMS COMPANIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

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Please mark
☒	votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein.

THE WILLIAMS COMPANIES, INC.

1.	Election of Directors.			Nominees:
(01) Juanita H. Hinshaw
		FOR	WITHHELD	(02) Frank T. Maclnnis
		☐	☐	(03) Steven J. Malcolm (04) Janice D. Stoney

☐
For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as auditors for 2005.	☐	☐	☐

3.	Stockholder proposal on majority voting on director nominees.	☐	☐	☐

If no direction is made, this proxy will be voted by the proxies FOR proposals 1 and 2 and AGAINST proposal 3 and, in their discretion, upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

The signer hereby revokes all proxies therefore given by the signer to vote at said Annual Meeting or any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

You may vote in any one of the following three ways:

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to The Williams Companies, Inc., c/o EquiServe Trust Company, NA, P.O. Box 8057, Edison, New Jersey 08818-8057.

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PROXY

THE WILLIAMS COMPANIES, INC.

P
R
O
X
Y

Proxy Solicited on Behalf of the Board of Directors of Williams

for the Annual Meeting of Stockholders on May 19, 2005.

The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints STEVEN J. MALCOLM, DONALD R. CHAPPEL and JAMES J. BENDER, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Williams to be held on the 19th day of May, 2005, and at any and all adjournments thereof on all matters coming before said meeting.

Election of Directors, Nominees:

(01) Juanita H. Hinshaw, (02) Frank T. MacInnis, (03) Steven J. Malcolm, (04) Janice D. Stoney

To participants in The Williams Investment Plus Plan, Mid-South PACE Savings and Retirement Plan, Williams Ethanol Services, Inc. Savings/Retirement Plan for Hourly Employees, Wiltel Communications Investment Plan and Williams Energy (Canada) Inc. Employee Savings Plan.

This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of one or more of the Plans listed above. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. But you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)